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                                 EXHIBIT 23.1


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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-8316 on Forms S-8 and S-3, Amendment No. 1 to Registration Statement No. 333-813 on Form S-3, and in Registration Statements Nos. 33-20226, 33-23699, 33-33571, 33-41330 and 33-81914 on Forms S-8 of our report dated March 1, 1996 (April 22, 1996 as to Note 14) on the consolidated financial statements and related financial statement schedule of Sigma Designs, Inc. and our report dated April 27, 1996 on the financial statements of Active Design Corporation, all appearing in this Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
April 29, 1996